EXHIBIT 1.1
                      IDENTITY OF PARTIES TO
                    THE STOCKHOLDERS' AGREEMENT
                    ---------------------------

              CSK Auto Corporation
              CSK Auto, Inc.
              Ballet Limited
              Denary Limited
              Gleam Limited
              Highlands Limited
              Noble Limited
              Outrigger Limited
              Quill Limited
              Radial Limited
              Shoreline Limited
              Zinnia Limited
              South Bay Limited
              Investcorp Investment Equity Limited
              Investcorp CSK Holdings, L.P.
              Equity CSKA Limited
              Equity CSKB Limited
              Equity CSKC Limited
              Auto Equity Limited
              Auto Investments Limited
              Auto Parts Limited
              New CSK Equity Limited
              CSK Equity Limited
              CSK International Limited
              CSK Investments Limited
              Chase Bank (C.I.) Nominees Limited
              Maynard Jenkins
              Chiltern Trustees Limited, as Trustee for The Carmel Trust Transatlantic Investments, LLC (f/k/a Transatlantic Finance, Ltd.) James Bazlen
              The JAB Trust
              Glenellen Investment Co.